Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
This First Supplemental Indenture, dated as of August 15, 2023 (this “Supplemental Indenture” or “Guarantee”), is among each of the entities listed on Exhibit A attached hereto (collectively, the “New Guarantors,” and each a “New Guarantor”), Earthstone Energy Holdings, LLC (together with its successors and assigns, the “Company”), each other then existing Guarantor under the Indenture referred to below, and U.S. Bank Trust Company, National Association, as Trustee under the Indenture referred to below.
WITNESSETH:
WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of April 12, 2022 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $550,000,000 of 8.000% Senior Notes due 2027 of the Company (the “Notes”);
WHEREAS, Section 3.11 of the Indenture provides that after the Issue Date the Company is required to cause certain Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Guarantors and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
Definitions
SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II
Agreement to be Bound; Guarantee
SECTION 2.1. Agreement to be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. Each New Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to Article X of the Indenture.
ARTICLE III
Miscellaneous
SECTION 3.1. Notices. All notices and other communications to the New Guarantors shall be given as provided in Section 11.2 of the Indenture.
SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
SECTION 3.3. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 3.4. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
SECTION 3.6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
SECTION 3.7. Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 3.8. Trustee’s Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, for or with respect to (i) the proper authorization hereof by the Company or the Guarantors by action or otherwise, (ii) the due execution hereof by the Company or the Guarantors, or (iii) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
NOVO OIL & GAS HOLDINGS, LLC
as a Guarantor
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
NOVO OIL & GAS TEXAS, LLC
as a Guarantor
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
NOVO OIL & GAS NORTHERN DELAWARE, LLC
as a Guarantor
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
SCALA ENERGY ASSETS, LLC
as a Guarantor
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
SCALA ENERGY OPERATING, LLC
as a Guarantor
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee
By: /s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

[Signature Page to Supplemental Indenture]

EARTHSTONE ENERGY HOLDINGS, LLC
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
EARTHSTONE ENERGY, INC.
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
EARTHSTONE OPERATING, LLC
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
SABINE RIVER ENERGY, LLC
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
EARTHSTONE PERMIAN LLC
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
INDEPENDENCE RESOURCES TECHNOLOGIES, LLC
By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: Chief Executive Officer & President
[Signature Page to Supplemental Indenture]

EXHIBIT A
New Guarantors
1.    Novo Oil & Gas Holdings, LLC, a Delaware limited liability company
2.    Novo Oil & Gas Texas, LLC, a Delaware limited liability company
3.    Novo Oil & Gas Northern Delaware, LLC, a Delaware limited liability company
4.    Scala Energy Assets, LLC, a Delaware limited liability company
5.    Scala Energy Operating, LLC, a Delaware limited liability company